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                    [Letterhead of David J. Lubben, Esq.]



                                                                       Exhibit 5


Board of Directors
United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota 55343

          Re:  Registration Statement on Form S-4 (Acquisition Shelf)


Ladies and Gentlemen:

          As General Counsel of United HealthCare Corporation, a Minnesota corporation (the "Company"), I am familiar with the affairs of the Company.
This opinion is being delivered in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance from time to time by the Company of up to 6,500,000 shares of its common stock, par value $.01 per share (the "Common Stock"), in connection with possible future business combination transactions in which the Company and its subsidiaries may engage.

          I and members of my staff have examined such documents, including resolutions adopted by the Board of Directors with respect to the Registration Statement and the Common Stock (the "Resolutions"), and have reviewed such questions of law, as I have deemed necessary for the purposes of rendering the opinions set forth below.

          Based on the foregoing, I am of the opinion that when a particular issuance of shares of Common Stock has been authorized by the Board of Directors or has been authorized by officers of the Company pursuant to authority granted in the Resolutions, such Common Stock will have been duly authorized by all
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requisite corporate action and, upon issuance and delivery and thereof pursuant to the terms of the related business combination transaction, will be validly issued, fully paid and nonassessable.

          In rendering the opinions set forth above, I have assumed that, at the time of the issuance and delivery of Common Stock, the Resolutions will not have been modified or rescinded and there will not have occurred any change in the law affecting the authorization, execution, delivery, or validity of the Common Stock.

          The opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.

          I hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption " Legal Matters" contained in the Prospectus included therein.


Dated: January 21, 1998


                                              Very truly yours,



                                              /s/ David J. Lubben